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                                                                    EXHIBIT 4.3


                            INVESTOR RIGHTS AGREEMENT

                                       OF

                             FREEREALTIME.COM, INC.


                             Dated: August 15, 2000


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                                TABLE OF CONTENTS

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                                                                                PAGE
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ARTICLE I. DEFINITIONS.............................................................1

     1.1      Common Stock.........................................................1
     1.2      Commission...........................................................1
     1.3      Exchange Act.........................................................1
     1.4      Investors............................................................1
     1.5      Permitted Transferee.................................................1
     1.6      Qualified IPO........................................................1
     1.7      Registrable Securities...............................................2
     1.8      Securities Act.......................................................2
     1.9      Shares...............................................................2
     1.10     Subscription Agreement...............................................2

ARTICLE II. REGISTRATION RIGHTS....................................................2

     2.1      Demand Registration Rights...........................................2
     2.2      Piggyback Registration Rights........................................4
     2.3      Limitations on Subsequent Registration Rights........................4
     2.4      Registration Procedures..............................................5
     2.5      Restrictions on Public Sale..........................................9
     2.6      Indemnification..................................................... 9
     2.7      Rule 144............................................................11
     2.8      Participation in Underwritten Registrations.........................12

ARTICLE III. MISCELLANEOUS........................................................12

     3.1      Legend..............................................................12
     3.2      Transferees; Additional Restriction on Transfer.....................12
     3.3      Specific Performance, Etc...........................................12
     3.4      Notices.............................................................12
     3.5      Entire Agreement; Amendments and Waivers............................13
     3.6      Recapitalizations, Exchange, Etc. Affecting the Company's Stock.....14
     3.7      Jurisdiction; Mediation; Attorneys' Fees............................14
     3.8      Multiple Counterparts...............................................14
     3.9      Headings............................................................14
     3.10     Governing Law.......................................................14
     3.11     Construction........................................................14
     3.12     Expenses............................................................14
     3.13     Invalidity..........................................................15
     3.14     Cumulative Remedies.................................................15
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                          INVESTOR RIGHTS AGREEMENT


         This INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of August 15, 2000 by and among FREEREALTIME.COM, INC., a Delaware corporation (the "Company"), and each of the Investors listed on Schedule I attached hereto (each an "Investor," and collectively, the "Investors").

                                   RECITALS

         The parties hereto desire to enter into this Agreement for the purpose of regulating certain aspects of the Investors' relationship with the Company.

                                  AGREEMENT

         NOW THEREFORE, in consideration of the above recitals and the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                  ARTICLE I.
                                 DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         1.1 Common Stock. The term "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

         1.2 Commission. The term "Commission" shall mean the Securities and Exchange Commission or any other federal agency administering the Securities Act or the Exchange Act.

         1.3 Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.4 Investors. The term "Investors" shall have the meaning set forth in the Recitals hereto.

         1.5 Permitted Transferee. The term "Permitted Transferee" shall mean with respect to any Investor: (i) a trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or persons holding a 50% or more controlling interest of which consist of such Investor or (ii) the spouse, children and grandchildren of such Investor or a trust or other legal entity for the benefit of any of the foregoing.

         1.6 Qualified IPO. The term "Qualified IPO" shall mean the Company's underwritten initial public offering of its Common Stock under the Securities Act, provided that the gross proceeds to the Company in such offering exceed $10 million and that the Company's common stock is listed for trading on a national securities exchange or is authorized for trading on the NASDAQ National Market System at such time.

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         1.7 Registrable Securities. The term "Registrable Securities" shall mean the shares of Common Stock acquired by the Investors pursuant to the Subscription Agreement (including any stock issued in respect of the Registrable Securities as a result of a stock split, stock dividend, recapitalization or other similar transaction); provided, however, that a Registrable Security shall cease to be a Registrable Security at such time that the Registrable Security
(i) has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and the legend referred to in Section 3.1 hereof has been removed from the certificate representing such Registrable Security, (iii) may be sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iv) two (1) years after the date of this Agreement if a Qualified IPO has occurred.

         1.8 Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.9 Shares. The term "Shares" shall mean shares of capital stock of the Company, preferred or common, and securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

         1.10 Subscription Agreement. The term "Subscription Agreement" shall mean that certain Subscription and Share Purchase Agreement of even date herewith by and between the Company and Investors.

                                   ARTICLE II.
                               REGISTRATION RIGHTS

         2.1 Demand Registration Rights.

                  (a) Right to Demand. On two occasions, the holders of 33% or more of the Registrable Securities may make a written request of the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities (a "Demand Registration"); provided, however, that (i) the Company shall not be required to file a Registration Statement (defined below) relating to such Demand Registration with the Commission (A) until at least 90 days have passed from the date of this Agreement and (B) less than 45 days have passed since the date the holders of the Registrable Securities request such registration, the Company shall pay a 20% penalty to all holders of the Registrable Securities in cash or additional shares of Common Stock (valued at the average closing price of the Company's Common Stock for the 10 trading days prior to the date that the Registration Statement was to have been filed) at the Company's sole election in the event that the Company fails to file the Registration Statement timely(ii) the Company need not effect a Demand Registration unless such Demand Registration shall include at least 75% of the Registrable Securities originally issued to the Investors under the Subscription Agreement, (iii) the Company may, if the Board of Directors determines in the exercise of its good faith judgment that effecting such Demand Registration at such time would have a substantial adverse effect on the Company, defer such Demand Registration for a single period not to exceed 90 days, - (iv) if the Company elects to defer any Demand Registration pursuant to (iii) above, no Demand


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Registration shall be deemed to have occurred for purposes of this Agreement, and (v) if a Registration Statement filed following a Demand Registration pursuant to this Agreement is effective for a period of 12 months then the holders shall have no further demand right pursuant to Section 2.1(a). Within 10 days after receipt of the request for a Demand Registration, the Company will send written notice (the "Notice") of such registration request and its intention to comply therewith to each of the other Investors and, subject to
Section 2.1(c) below, the Company will include in such registration all Registrable Securities of such Investors with respect to which the Company has received written requests for inclusion therein within 20 business days after the effectiveness of the Notice. All requests made pursuant to this Section 2.1(a) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof.

                  (b) Expenses; Number of Demand Registrations; Withdrawal. The expenses of the Demand Registration, including the legal counsel to the Investors, but not including any underwriting discounts, selling commissions or stock transfer taxes, shall be borne by the Company. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission and maintained continuously effective for a period of at least three months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration. A Demand Registration may be withdrawn by the Investors making the demand without the demand counting as a Demand Registration hereunder, provided that the Investors making the demand reimburse the Company for all expenses incurred by the Company in connection with the demand.

                  (c) Priority on Demand Registrations. If in any underwritten Demand Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, the opinion of the holders of a majority of the Registrable Securities included therein) advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration is inconsistent with that which can be sold in such offering without having a material effect on the success of the offering (including, without limitation, an impact on the selling price or the number of Registrable Securities that any selling Investor may sell), the Company will include in such registration only the number of such Investors' Registrable Securities that, in the reasonable opinion of such underwriter or underwriters (or the opinion of the holders of a majority of the Registrable Securities, as the case may be) can be sold without having a material adverse effect on the success of the offering as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration by Investors pro rata on the basis of the number of Registrable Securities requested to be included, and (ii) second, any securities held by persons other than the Investors and requested to be included in such Demand Registration.

                  (d) Selection of Underwriters. If any Demand Registration is an underwritten offering, the holders of the Registrable Stock will (i) select a managing underwriter or underwriters to administer the offering, which are reasonably acceptable to the Company and (ii) determine the terms under which such underwriting shall take place.


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         2.2 Piggyback Registration Rights.

                  (a) Right to Piggyback. Subject to the last sentence of this
Section 2.2(a), whenever the Company proposes to register any shares of Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) with the Commission under the Securities Act and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), the Company (i) will give written notice to all Investors who hold Registrable Securities (collectively, "Holders") at least 30 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and (ii) will, subject to Section 2.2(b) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the date of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 2.2 on terms and conditions at least as favorable as those applicable to the registration of shares of Common Stock to be sold by the Company and by any other person selling under such Piggyback Registration.

                  (b) Priority on Piggyback Registrations. If the managing underwriter or underwriters, if any, advise the selling Holders in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the selling Holders of such determination), after consultation with an investment banker of nationally recognized standing, that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection 2.2(a) above) is inconsistent with that which can be sold in such registration without having a material effect on the success of the offering (including, without limitation, an impact on the selling price or the number of securities that any participant may sell), the Company will include in such registration only the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold as follows: (i) first, the shares the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration by the Holders. To the extent that the privilege of including Registrable Securities in any Piggyback Registration must be allocated among the selling Holders pursuant to clause (ii) above, the allocation shall be made pro rata based on the number of Registrable Securities that each such Holder shall have requested to include therein.

         2.3 Limitations on Subsequent Registration Rights. From and after the date hereof, without the approval of the holders of a majority of the Registrable Securities, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights superior to those of the Investors. Nothing in this Section 2.3 shall be deemed to restrict the Company's right to grant registration rights to other purchasers of the Company's securities that are equal or inferior to those registration rights granted to the Investors pursuant to this Agreement.


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         2.4 Registration Procedures. With respect to the Demand Registration and any Piggyback Registration, the Company will, subject to Section 2.1(c) and
Section 2.2(b) respectively, as expeditiously as practicable:

                  (a) prepare and file with the Commission, within 45 days after the holders request a Demand Registration, a registration statement or registration statements (the "Registration Statement") relating to the Demand Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; provided, however, that the Company will include in any Registration Statement on a form other than Form S-1 all information that a selling Investor shall reasonably request and shall include all financial statements required by the Commission to be filed therewith, cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"), and use its best efforts to cause such Registration Statement to become effective;

                  (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus. The Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the selling Investors not being able to sell such Registrable Securities during that period unless such action is required under applicable law, provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including, without limitation, the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 2.2(k) below, if applicable;

                  (c) notify the selling Investors and the managing underwriters, if any, promptly, and (if requested by any such person or entity) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 2.2(n) below cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes


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

in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                  (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                  (e) if requested by the managing underwriter or underwriters or a selling Investor, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (f) furnish to each managing underwriter and to each selling Investor, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (g) deliver to each selling Investor and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as each selling Investor and underwriters may reasonably request; the Company consents to the use of each Prospectus or any amendment or supplement thereto by each of the selling Investors and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                  (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Investors, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (i) cooperate with the selling Investors and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;


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

                  (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (k) upon the occurrence of any event contemplated by Section 2.2(c)(F) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (l) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Securities to be authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

                  (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement;

                  (n) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to facilitate the disposition of such Registrable Securities as shall be reasonably necessary, and in connection therewith, (A) make such representations and warranties to the selling Investors and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) addressed to each selling Investor and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Investors and underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures set forth in Section
2.4 below with respect to all parties to be indemnified pursuant to said Section; and (E) the Company shall deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with Section 2.2(c)(F) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                  (o) make available for inspection during normal business hours by a representative of the holders of a majority of the Registrable Securities being sold, any


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

underwriter participating in any disposition pursuant to the Demand Registration, and any attorney or accountant retained by the representative or underwriter, all financial and other records, and pertinent corporate documents of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;

                  (p) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to its security holders no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

                  (q) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling Investors and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling Investors or underwriters may reasonably request.

         The Company may require the selling Investors to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(c)(F), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder's receipt of copies of the supplemented or amended Prospectus as contemplated by Section 2.2(k), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities. In the event the Company shall give any such notice, the three month time period referred to in 2.1(a) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemental or amended prospectus contemplated by
Section 2.2(c)(F) or the Advice.


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

         2.5 Restrictions on Public Sale.

                  (a) Public Sale by Investors. To the extent not inconsistent with applicable law, and to the extent comparable restrictions are placed on directors, executive officers and other holders of 5% or more of the Company's Securities, (i) each Investor agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 90-day period (or such shorter period as may be agreed to by the managing underwriter or underwriters) following a Qualified IPO, and (ii) if requested by the managing underwriter or underwriters for such Registration, each Investor agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 15 business days prior to, and during the 90-day period (or such shorter period as may be agreed to by such underwriter or underwriters) beginning on, the effective date of a Registration Statement pursuant to such Demand Registration (except as part of such Demand Registration).

                  (b) Public Sale by the Company. If requested by the managing underwriter or underwriters for any underwritten Demand Registration, or by the holders of a majority of the Registrable Securities being registered in a Demand Registration that is not being underwritten, (i) the Company will not effect any public sale or distribution of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) for its own account during the 15 business days prior to, and during the 90-day period beginning on, the effective date of such Demand Registration, and (ii) the Company will use its reasonable efforts to cause each other holder of Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during the period described in (i) above (except as part of such Demand Registration, if otherwise permitted).

                  (c) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities, and if such previous Registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) under the Securities Act (except on Form S-8 or any similar successor form), whether on its own behalf or at the request of any holder or holders of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), until a period of at least three months has elapsed from the effective date of such previous Registration; provided, however, that if the holders of 50% or more of the aggregate number of Registrable Securities included in such previous Registration shall agree in writing, such period may be shortened by the Company.

         2.6 Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify, to the full extent permitted by law, each Investor, its officers, directors and agents and each person who controls the Investor within the meaning of the Securities Act and the Exchange Act (each, an "Indemnified Holder"), against all losses, claims, damages, liabilities


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

and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statement or omission is caused by any information with respect to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder or its representative expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to Indemnified Holders; provided, however, that if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering that contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

                  (b) Indemnification by Investors. In connection with any Registration, each Investor participating therein will furnish to the Company in writing such information with respect to such Investor as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary Prospectus, and agrees to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company signing the Registration Statement and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement, Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, and only to the extent, that such untrue statement or omission is caused by any information with respect to the Investor so furnished in writing by the Investor or its representative specifically for inclusion therein. In no event shall the liability of any selling Investor be greater in amount than the dollar amount of the proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such persons or entities so furnished in writing by such persons or entities or their representatives specifically for inclusion in any Registration Statement, Prospectus or preliminary Prospectus.

                  (c) Conduct of Indemnification Proceedings. Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding Section 2.4(a) or 2.4(b), as applicable, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                  (d) Contribution. If for any reason the indemnification provided for in the preceding Section 2.4(a) or 2.4(b), as applicable, is unavailable to an indemnified party as contemplated by such Section, then the indemnifying party, in lieu of indemnification, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that no selling Investor shall be required to contribute in an amount greater than the difference between the net proceeds received by such Investor with respect to the sale of Registrable Securities and all amounts already contributed by such Investor with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by the Investor.

         2.7 Rule 144. The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities of the Company, it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act, or in the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, shall make available in a timely manner all information required to be made publicly available concerning the Company specified in Rule 15c2-11(a)(5)(I) to (xiv), and (xvi) of under the Exchange Act, and will take such further action as any Investor may reasonably request in order that such Investor may effect sales of Registrable Securities pursuant to Rule 144. At any reasonable time and upon request of an Investor, the Company will furnish the Investor and others with such information as may be necessary to enable such Investor to effect sales of Common Stock pursuant to Rule 144 under the Securities Act and will deliver to such Investor a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under
Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

         2.8 Participation in Underwritten Registrations. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

                                 ARTICLE III.
                                MISCELLANEOUS

         3.1 Legend. In addition to any legends required by federal or state securities laws, the certificates representing the Registrable Securities shall bear the following legend:

"The securities represented by this certificate are subject to certain restrictions on transfer and voting set forth in an Investor Rights Agreement dated as of August 15, 2000. A copy of such Agreement may be obtained from the Company upon request."

Each of the parties hereto agrees that it will not transfer any Registrable Securities without complying with each of the restrictions set forth herein and agrees that in connection with any such transfer it will, if requested by the Company, deliver at its expense to the Company an opinion of counsel (including in-house or special counsel), in form and substance reasonably satisfactory to the Company and counsel for the Company, that such transfer is not in violation of the securities laws of the United States of America or any state thereof.

         3.2 Transferees; Additional Restriction on Transfer. Any transferee of Registrable Securities from an Investor or a subsequent transferee shall take such Registrable Securities subject to the same rights and restrictions as existed in the hands of the transferor. No transferee of an Investor or a subsequent transferee, other than a Permitted Transferee, shall be entitled to the registration rights provided in Article II. Shares sold to the public pursuant to an effective Registration Statement shall no longer be subject to any of the provisions of this Agreement.

         3.3 Specific Performance, Etc. The Company and each Investor, in addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         3.4 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

         If to an Investor, to the address set forth in Schedule I hereto.

                  Copy to:

                           Morgan, Lewis & Bockius, LLP
                           300 South Grand Avenue, Suite 2200
                           Los Angeles, CA  90017
                           Fax: (213) 812-2554
                           Attention: John F. Hartigan, Esq.

                  If to the Company, addressed to:

                           Freerealtime.com, Inc.
                           3333 Michelson Drive
                           Suite 430
                           Irvine, California 92612
                           Fax:  (949) 833-7665
                           Attention:  General Counsel

                  Copy to:

                           Latham & Watkins
                           650 Town Center Drive
                           Costa Mesa, California 92626
                           Fax:  (714) 755-8290
                           Attention:  Cary K. Hyden, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         3.5 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved by the Company in writing and the Company has obtained the written consent of holders of at least 66% of the then outstanding Shares. This Agreement may be amended, modified, waived or supplemented only by a written instrument executed by all the parties hereto that are required to execute the same. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         3.6 Recapitalizations, Exchange, Etc. Affecting the Company's Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

         3.7 Jurisdiction; Mediation; Attorneys' Fees.

                  (a) Jurisdiction. Each party hereto agrees that any and all claims, grievances, demands, controversies, causes of action, or disputes of any nature whatsoever (including but not limited to tort and contract claims, and claims upon any law, statute, order or regulation) (hereinafter "Claims") arising out of, in connection with or in relation to (i) the interpretation, performance or breach of this Agreement, or (ii) any relationship before, at the time of entering into, during the term of, or upon or after expiration or termination of this Agreement, between the parties hereto, shall be brought in the United States District Court for the Central District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of Orange, State of California. Each party hereto unconditionally and irrevocably consents to the jurisdiction of any such court over any Claims and waives any objection which such party may have to the laying of venue of any Claims in any such court.

                  (b) Attorneys' Fees. If a party brings a Claim in an action before a court described in Section 3.7(a), the prevailing party in such action shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

         3.8 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.9 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         3.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflict of laws.

         3.11 Construction. Differences in language as between similar provisions covering similar matters may reflect differences in style rather than a different substantive intent and should be construed accordingly.

         3.12 Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

         3.13 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other document or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document or instrument.

         3.14 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                      FREEREALTIME.COM, INC.,
                                      a Delaware corporation



                                      By: /s/ Michael Neufeld
                                          --------------------------------------
                                          Michael Neufeld

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                             Accepted and agreed to:

                                             -----------------------------------


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

No. of Shares:
              -----------

Name and Address of Investor

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                             Accepted and agreed to:

                                             -----------------------------------


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

No. of Shares:
              -----------

Name and Address of Investor

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                             Accepted and agreed to:

                                             -----------------------------------


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

No. of Shares:
              -----------

Name and Address of Investor

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------